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                                                                   EXHIBIT 21.1


                         SUBSIDIARIES OF THE COMPANY



Lason Systems, Inc.
Delaware Legal Copy, Inc.
Information & Image Technology of America, Inc.
Great Lakes Micrographics Corporation
Micro-Pro, Inc.
MP Services, Inc.

National Reproductions Corp.